UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2005

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 23
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01. Other Events

     On May 11, 2005, The Greenbrier Companies, Inc. (the “Company”) issued $175 million of Senior Notes due 2015. The Senior Notes are fully and unconditionally and jointly and severally guaranteed by certain of the Company’s wholly owned subsidiaries: Autostack Corporation, Greenbrier-Concarril, LLC, Greenbrier Leasing Corporation, Greenbrier Leasing Limited Partner, LLC, Greenbrier Management Services, LLC, Greenbrier Leasing, L.P., Greenbrier Railcar, Inc., Gunderson, Inc., Gunderson Marine, Inc., Gunderson Rail Services, Inc., and Gunderson Specialty Products, LLC. No other subsidiaries guarantee the Senior Notes.

     Attached as Exhibit 99.1 to this Form 8-K are the Company’s consolidated financial statements as of August 31, 2004 and 2003 and for each of the years in the three-year period ended August 31, 2004. The Company is filing this exhibit for the purpose of including in Note 26 to its audited financial statements certain condensed consolidating financial information of the guarantor and nonguarantor subsidiaries. The Company is also providing condensed consolidated financial information in Exhibit 99.2 as of and for the nine month period ended May 31, 2005.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits:

23	Consent of Independent Registered Public Accounting Firm

99.1	The Greenbrier Companies, Inc. Consolidated Balance Sheets as of August 31, 2004 and 2003 and related Statements of Operations, Stockholders’ Equity and Comprehensive Income (loss) and Cash Flows for each of the three years in the period ended August 31, 2004 and the notes to the consolidated financial statements and Report of Independent Registered Public Accounting Firm.

99.2	The Greenbrier Companies, Inc. unaudited Condensed Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flow for the interim period as of May 31, 2005 and for the nine months ended May 31, 2005. The attached information should be read together with the Company’s SEC filings on Form 10-Q for the period ended May 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: July 26, 2005	By:	/s/ Larry G. Brady

Larry G. Brady
Senior Vice President and
Chief Financial Officer

(Principal Financial and
Accounting Officer)